As filed with the Securities and Exchange Commission on November 17, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOLOGIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2902449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
250 Campus Drive
Marlborough, MA 01752
(508) 263-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Griffin
General Counsel
Hologic, Inc.
250 Campus Drive
Marlborough, MA 01752
(508) 263-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Philip J. Flink, Esquire
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
(617) 856-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share (3)
Preferred Stock, par value $0.01 per share (3)
Debt Securities
Rights
Warrants
Purchase Contracts
Units

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or issued from time to time upon conversion, exercise or exchange of securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees.

(3)	Includes rights to acquire common stock or preferred stock of the Company under any stockholder rights plan, if any, then in effect, if applicable under the terms of any such plan.

HOLOGIC, INC.
Common Stock
Preferred Stock
Debt Securities
Rights
Warrants
Purchase Contracts
Units

Hologic, Inc., from time to time, may offer to sell common stock, preferred stock, debt securities, rights warrants, purchase contracts, units, separately or any combination of the foregoing, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of any such offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time the securities described in this prospectus in such amounts as set forth in such prospectus supplement. The preferred stock, debt securities, rights, warrants and units may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of our securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “HOLX.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The prospectus supplement for each offering will describe the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Investing in our securities involves risks. See the “Risk Factors” section in this prospectus, in the applicable prospectus supplement and under similar headings in the documents we incorporate by reference herein to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated November 17, 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	5
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	7
HOLOGIC, INC.	8
USE OF PROCEEDS	9
RATIO OF EARNINGS TO FIXED CHARGES	9
DESCRIPTION OF CAPITAL STOCK	10
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF RIGHTS	21
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	24
DESCRIPTION OF UNITS	24
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	26
EXPERTS	26

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities pursuant to the registration statement of which this prospectus forms a part, we or such selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.
As permitted under the rules of the SEC, this prospectus incorporates important business information about Hologic, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling stockholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Neither we nor any selling stockholder are making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation of Certain Information by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, registration and proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
We also make available, free of charge, on or through our Internet website at http://www.hologic.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus and any prospectus supplement that we issue are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus and any accompanying prospectus supplement concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. These documents contain important information about us and our financial condition.
 We incorporate by reference into this prospectus the documents set forth below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended September 24, 2016, as filed with the SEC on November 17, 2016
•	our Current Report on Form 8-K, filed with the SEC on November 9, 2016;
•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 31, 1990; and
•
any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of the offering of the applicable securities under this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:
Hologic, Inc.
250 Campus Drive
Marlborough, MA 01752
Attention: Investor Relations
(508) 263-2900

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “might,” “should,” “can,” “likely,” “should,” “could,” “would,” “will,” “project,” “predict,” “potential,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, liquidity and capital resources, integration of acquisitions, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and our operations.
We cannot give any guarantee that these plans, intentions or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein. Factors that could cause our actual results to differ from those reflected in forward-looking statements relating to our operations and business include:

•	the effect of the continuing worldwide macroeconomic uncertainty on our business and results of operations;
•	the coverage and reimbursement decisions of third-party payors and the guidelines, recommendations, and studies published by various organizations relating to the use of our products and treatments;
•	the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on our business and results of operations;
•	the ability to successfully manage ongoing organizational and strategic changes, including our ability to attract, motivate and retain key employees;
•	the impact and anticipated benefits of completed acquisitions and acquisitions we may complete in the future;
•
the ability to consolidate certain of our manufacturing and other operations on a timely basis and within budget, without disrupting our business and to achieve anticipated cost synergies related to such actions;

•	our goal of expanding our market positions;
•	the development of new competitive technologies and products;
•	regulatory approval and clearances for our products;
•	production schedules for our products;
•	the anticipated development of our markets and the success of our products in these markets;
•	the anticipated performance and benefits of our products;
•	business strategies;
•	estimated asset and liability values;
•	the impact and costs and expenses of any litigation we may be subject to now or in the future;
•	our compliance with covenants contained in the terms of our indebtedness;
•	anticipated trends relating to our financial condition or results of operations, including the impact of interest rates and foreign currency exchange fluctuations;
•	our capital resources and the adequacy thereof; and
•	other risks and uncertainties, including those set forth or incorporated by reference in this prospectus or any prospectus supplement, and those detailed from time to time in our filings with the SEC.

Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 24, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

HOLOGIC, INC.

We are a developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products with an emphasis on women's health. The Company operates in four segments: Diagnostics, Breast Health, GYN Surgical and Skeletal Health. We sell and service our products through a combination of direct sales and service personnel and a network of independent distributors and sales representatives.
We offer a wide range of diagnostic products which are used primarily to aid in the diagnosis of human diseases and screen donated human blood and plasma. Our primary diagnostics products include our Aptima family of assays, which run on our advanced instrumentation systems (Panther and Tigris), our ThinPrep system, the Rapid Fetal Fibronectin Test and our Procleix blood screening assays. The Aptima family of assays is used to detect the infectious microorganisms that cause the common sexually transmitted diseases, or STDs, chlamydia and gonorrhea, certain high-risk strains of human papillomavirus, or HPV, and Trichomonas vaginalis, the parasite that causes trichomoniasis. The ThinPrep System is primarily used in cytology applications, such as cervical cancer screening, and the Rapid Fetal Fibronectin Test assists physicians in assessing the risk of pre-term birth. In blood screening, we develop and manufacture the Procleix family of assays, which are used to detect various infectious diseases. These blood screening products are marketed worldwide by our blood screening collaborator, Grifols S.A., or Grifols, under Grifols' trademarks.
Our Breast Health products include a broad portfolio of breast imaging and related products and accessories, including digital mammography systems, computer-aided detection, or CAD, for mammography and minimally invasive breast biopsy devices, breast biopsy site markers, and breast biopsy guidance systems. Our most advanced breast imaging platform, Dimensions, utilizes a technology called tomosynthesis to produce 3D images that show multiple contiguous slice images of the breast, which we refer to as the Genius 3D Mammography exam, as well as conventional 2D full field digital mammography images. Our clinical results for FDA approval demonstrated that conventional 2D digital mammography with the addition of 3D tomosynthesis is superior to 2D digital mammography alone for both screening and diagnostics.
Our GYN Surgical products include our NovaSure Endometrial Ablation System and our MyoSure Hysteroscopic Tissue Removal System. The NovaSure system involves a trans-cervical procedure for the treatment of abnormal uterine bleeding. The MyoSure system is a tissue removal device that is designed to provide incision-less removal of fibroids, polyps, and other pathology within the uterus.
Our Skeletal Health segment offers Discovery and Horizon X-ray bone densitometers that assess the bone density of fracture sites; and mini C-arm imaging systems that assist in performing minimally invasive surgical procedures on a patient's extremities, such as the hand, wrist, knee, foot, and ankle.
We were incorporated in Massachusetts in October 1985 and reincorporated in Delaware in March 1990. Our principal executive offices are located at 250 Campus Drive, Marlborough, MA 01752 and our telephone number is (508) 263-2900. Our Internet address is www.hologic.com. Information on our website does not constitute part of this prospectus.
References in this prospectus to “Hologic,” “we,” “us” and “our” and all similar references are to Hologic, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of securities for general corporate purposes, unless we state otherwise in a prospectus supplement. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
The following table shows the ratio of earnings to fixed charges on a historical basis for each of the periods indicated. We had no preferred stock outstanding for the periods presented in the table. Accordingly, the ratio of combined fixed charges and preference dividends to earnings is the same as the ratio of earnings to fixed charges.

Fiscal Year Ended
	September 24, 2016	September 26, 2015	September 27, 2014	September 28, 2013	September 29, 2012
Ratio of earnings to fixed charges (a)	3.60	1.84	1.21	—	—

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) before provision for income taxes plus our fixed charges. Fixed charges consist of interest expense, amortization of debt discount and debt issuance costs and an estimate of the interest portion of rental expense. Interest expense recorded on uncertain tax positions has been recorded in the provision for income taxes and therefore has been excluded from the calculation.

(a)
In fiscal 2013 and 2012, we incurred losses from pre-tax continuing operations, and as a result, our earnings were insufficient to cover our fixed charges by $1.19 billion and $61.5 million, respectively.

DESCRIPTION OF CAPITAL STOCK
This section summarizes certain information regarding our capital stock. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation, as amended and our amended and restated bylaws.
Authorized Capital Stock
As of date of this prospectus, we have 751,622,685 shares of capital stock authorized under our certificate of incorporation, consisting of 750,000,000 shares of common stock, par value $0.01 per share, and 1,622,685 shares of preferred stock, par value $0.01 per share.
The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.
Common Stock
As of November 11, 2016, we had 278,215,876 shares of common stock outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable.
Each share of common stock entitles the holder of record thereof to one vote on all matters to be voted on by stockholders. Our common stockholders do not have cumulative voting rights in the election of directors.
Our common stockholders are entitled to receive dividends, if any, as declared by our board of directors from legally available funds. The terms of any outstanding shares of preferred stock may provide that dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets available for distribution to the stockholders, subject to prior distribution rights of our preferred stock, if any, then outstanding. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.
Preferred Stock
As of November 11, 2016, we had no shares of preferred stock outstanding.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue up to 1,622,685 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including, without limitation:

•	dividend rights;
•	conversion rights;
•	voting rights;
•	terms of redemption;
•	liquidation preferences; and
•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise its authority to issue shares of preferred stock, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.
Certain Anti-Takeover Provisions in Our Certificate of Incorporation, Bylaws and Delaware General Corporation Law
The following is a summary of certain provisions of our certificate of incorporation, as amended, our amended and restated bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, our amended and restated bylaws and Delaware law.
Certificate of Incorporation and Bylaws
Our certificate of incorporation, as amended, includes several provisions which may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions and certain provisions of Delaware law are expected to discourage coercive takeover practices and inadequate takeover bids.
These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve a change in control. These provisions are also designed to reduce our vulnerability to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for the shares of our common stock and, as a consequence, they also may inhibit fluctuations in the market price of the shares of our common stock which could result from actual or rumored takeover attempts.
Our certificate of incorporation, as amended, contains a so-called “anti-greenmail” provision. This provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock of a company and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from the company a premium price to repurchase the shares acquired by the speculator. This tactic is known as greenmail. The anti-greenmail provision prohibits us from purchasing any shares of our common stock from a person, known by the Company to be a related person, who has beneficially owned such common stock or right to purchase such common stock for less than two years prior to the date of such purchase, at a per share price in excess of the fair market value at the time of the purchase unless the purchase is approved by the holders of two-thirds of the outstanding shares of our common stock, excluding any votes cast by the related person. The term “related person” means any person (other than the company or a subsidiary of the company or a founder of our company) who acquires more than five percent of our common stock. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of our common stock or when the purchases are effected on the open market.
Our certificate of incorporation, as amended, also contains a provision that requires the affirmative vote of the holders of 80% of our outstanding common stock to approve amendments to our certificate of incorporation or to approve extraordinary transactions that are required to be approved by stockholders under the Delaware General Corporation Law, including mergers, sales of substantially all of the Company’s assets and dissolution, if the actions are not approved by a majority of our continuing directors. Our certificate of incorporation, as amended, provides that the affirmative vote of the holders of only a majority of our outstanding common stock is required to approve such matters if they have been approved by our continuing directors. The term “continuing director” is defined to mean (i) any member of our board of directors who is unaffiliated with a related person and was a member of our board of directors prior to the time any such person became a related person and (ii) any successor to such a continuing director who is not affiliated with any related person and is recommended to succeed a continuing director by a majority of the continuing directors then on the board of directors. A majority of the continuing directors can designate a new director to be a continuing director, even though such person is affiliated with a related person. The effect of this provision of our certificate of incorporation would be to make it unlikely that any transaction requiring a stockholder vote would receive the requisite approval unless supported by our management.
Another provision included in our certificate of incorporation, as amended, requires our board of directors to consider social, economic and other factors in evaluating whether certain types of corporate transactions proposed by another party are in the best interests of our company and our stockholders. These transactions include (i) the purchase or exchange of securities or property for any of our outstanding equity securities, (ii) the merger or consolidation of our company with another corporation and (iii) the purchase or other acquisition of all or substantially all of our properties and assets.
The authority of our board of directors to issue authorized but unissued shares of our common stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of us, since the issuance of additional shares of our common stock would dilute the voting power of our common stock then outstanding.
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must meet specified procedural requirements. These provisions may preclude stockholders from making nominations for directors at an annual or special meeting of stockholders.
Our amended and restated bylaws provide that one or more stockholders of record holding an aggregate of at least 25% of our outstanding shares can require our Board of Directors to call a special meeting of stockholders. A stockholder request to call a special meeting must contain certain information and satisfy certain requirements specified in our amended and restated bylaws.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction which would cause a change in our control.

Delaware law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date the stockholder becomes an interested stockholder, unless:

•
before the stockholder becomes an interested stockholder, the corporation’s board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder;

•	after the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock; or
•
on or subsequent to such date, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

An “interested stockholder” is a person or entity who directly or indirectly owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction which results in a financial benefit to the interested stockholder.

Limitations on Liability and Indemnification of Directors and Officers
Our certificate of incorporation, as amended, provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under section 174 of the Delaware General Corporation Law, or DGCL, regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended and our amended and restated bylaws require us to indemnify our current and former directors and officers to the fullest extent permitted by Delaware law.
We have entered into indemnification agreements with each of our directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to the indemnification of directors. We may also enter into similar agreements with certain of our officers who are not also directors. We maintain directors’ and officers’ liability insurance. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “HOLX”.
DESCRIPTION OF DEBT SECURITIES
The following description summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated December 10, 2007 between Hologic, Inc. and Wilmington Trust Company, as trustee (the “trustee”) (the “Base Indenture” or the “indenture"). The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officers’ certificate or supplemental indenture. The Base Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the Base Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. We urge you to read the indenture and the form of the debt securities, which you may obtain from us upon request.

We may issue debt securities in one or more distinct series. We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively obligations of Hologic and not those of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.
General
We can issue an unlimited amount of debt securities under the Base Indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. You should read the prospectus supplement for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.
•	The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.
•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.
•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.
•
The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.
•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.
•	The form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form.
•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.
•
Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of Wilmington, Delaware, of payment, transfer, conversion and/or exchange of the debt securities.
•	If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued.
•	The applicability of the provisions of Article Fourteen of the Base Indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions.
•
Whether and under what circumstances we will pay additional amounts, as contemplated by Section 10.08 of the Base Indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Whether the securities are subordinated and the terms of such subordination.
•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.
•	Any securities exchange(s) on which the securities will be listed, if any.
•	Whether any underwriter(s) will act as market maker(s) for the securities.

•	The extent to which a secondary market for the securities is expected to develop.
•	Any changes or additions to the Events of Default or covenants contained in the indenture.
•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.
•	Additional terms not inconsistent with the provision of the indenture.
•	Any other material terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.
The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of foreign currency Notes will be set forth in the applicable prospectus supplement.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Registration and Transfer
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary, or a certificate issued in definitive registered form, as set forth in the applicable prospectus supplement.
Global Securities and Book Entry System. Each debt security issued in book-entry form will be represented by a global security that we will deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

 Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

•	if we notify the trustee that we wish to terminate that global security, or
•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,
•	without interest coupons, and
•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Certificated Debt Securities. If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination.
Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations, subject to any minimum denominations requirements, may also be made at such locations. Holders may exchange or transfer their certificated securities at the office of the trustee.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment. Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.
Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities. We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by (i) check at the office of the trustee in Wilmington, Delaware and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, or (ii) wire transfer for those how provide instructions for a U.S. bank account at least 15 days prior to the payment date, against surrender of the debt security.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to another corporation, provided, among other things, that (a) we are the surviving corporation or the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture all of the Company’s obligations under the debt securities and the Base Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the Base Indenture.
Events of Default
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default that are described below.
An event of default is defined in the Base Indenture as:
(a) default for 30 days in payment of any interest on the debt securities when it becomes due and payable;
(b) default in payment of principal of or any premium on the debt securities at maturity or sinking fund payment when the same becomes due and payable;
(c) default by us in the performance of any other covenant or agreement contained in the Base Indenture for the benefit of the debt securities that has not been remedied by the end of a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, specifying such default or breach and requiring it be remedied;
(d) default in the payment of principal when due or resulting in acceleration of other indebtedness of our Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and
(e) certain events of bankruptcy, insolvency and reorganization of our company.

The Base Indenture provides that:

•
other than in certain circumstances as provided in the Base Indenture, if an event of default described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•
upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities then outstanding; and

•
if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the Base Indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the Base Indenture, the trustee must give to the holders of debt securities notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities.
No holder of any debt securities may institute any action under the Base Indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;
•
other than in certain circumstances as provided in the Base Indenture, the holders of not less than 25% in aggregate principal amount of the debt securities affected and then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;
•	the trustee has failed to institute an action for 60 days thereafter; and
•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities affected.
The holders of a majority in aggregate principal amount of the debt securities affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. The Base Indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the Base Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The Base Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Base Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.
We must furnish to the trustee within 120 days after the end of each fiscal year a statement of our company signed by one of the officers of our company to the effect that a review of our activities during such year and our performance under the Base Indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the Base Indenture or, if we are in default, specifying such default.
Modification of the Indenture
We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into a supplemental indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the indenture and the debt securities;
•	to add covenants of our company, or surrender any rights of the company, or add any rights for the benefit of the holders of debt securities;
•	to cure any ambiguity, omission, defect or inconsistency in such indenture;
•	to establish the form or terms of any other series of debt securities, including any subordinated securities;
•
to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional events of default.

With certain exceptions, the Base Indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•
change the maturity of any payment of principal of, or any premium on, any debt securities, or change any place of payment where, or the coin or currency in which, any note or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Base Indenture or certain defaults thereunder and their consequences provided for in the Base Indenture; or

•
modify any of the provisions of certain sections of the Base Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived without the consent of the holder of each outstanding debt securities affected thereby.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to or will be modified with respect to that series.
Covenant Defeasance. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Base Indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

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If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that in the written opinion of a nationally recognized firm of independent public accountants will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
Confirm that on the date of such deposit no default or event of default has occurred, and with respect to certain events of default, no such events have occurred at any time during the period ending 91 days after such date.

•	Confirm that such covenant defeasance shall not result in a breach, violation of or constitute a default under an material agreement to which we are bound.
•
Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee an officer’s certificate and a legal opinion of our counsel confirming that all conditions precedent relating to a covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements, among others, for you to be repaid:

•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that in the written opinion of a nationally recognized firm of independent public accountants will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Discharge of the Indenture
We may satisfy and discharge our obligations under the Base Indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the Base Indenture by our company.

Resignation of Trustee
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The Base Indenture provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
The Trustee Under the Indenture
Wilmington Trust Company will serve as trustee under the indenture. It is one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Governing Law
The Base Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.
DESCRIPTION OF RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each holder;
•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	whether certificates evidencing the warrants will be issued in registered form and, if registered, where they may be transferred and exchanged;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
Exercise of Warrants
Each offered warrant will entitle the holder thereof to purchase the amount of underlying securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.
Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying securities purchased upon exercise.
If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying securities purchased upon exercise.
Modifications
There are three types of changes we can make to a warrant agreement and the warrants issued thereunder.
Changes Requiring Your Approval. First, there are changes that cannot be made to your warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;
•	reduce the number of outstanding warrants, the consent of the holders of which is required for a modification or amendment; or
•	otherwise materially and adversely affect the rights of the holders of the warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the warrants.
Changes Requiring a Majority Vote. Any other change to the warrant agreement and the warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised warrants affected thereby. Most changes fall into this category.
No Rights as Holders of Underlying Securities
Before the warrants are exercised, holders of the warrants are not entitled to payments of principal, premium and dividends or interest, if any, on the related underlying securities or to exercise any rights whatsoever as holders of the underlying securities.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase of our common stock. Each purchase contract will entitle the holder thereof to purchase common stock at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such shares of common stock, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, any pre-paid purchase contracts will be issued under a supplemental indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION
We or selling security holders may sell the securities described in this prospectus in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers, through a specific bidding or auction process or otherwise;
•	through agents;
•	to or through underwriters;
•	through dealers; and
•	through a combination of any of the foregoing methods of sale.
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.
We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Brown Rudnick LLP, Boston, Massachusetts. Certain legal matters with respect to the offered securities may be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Hologic, Inc. appearing in Hologic, Inc.’s Annual Report (Form 10-K) for the year ended September 24, 2016, and the effectiveness of Hologic, Inc.’s internal control over financial reporting as of September 24, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts shown are estimates:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustees’ and transfer agents’ fees and expenses		**
Printing and engraving costs		**
Miscellaneous		**
Rating Agency fees		**
Total	$	**

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers
Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Article Tenth of our certificate of incorporation, as amended, provides that our directors shall not be personally liable to us and our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we are required to indemnify any person who is or was a director, officer or employee of our company to the fullest extent permitted by Delaware law. The indemnification provisions contained in our amended and restated bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of the indemnification provisions of our amended and restated bylaws will not adversely affect any right or protection thereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.
We have also entered into indemnification agreements with each of our directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. We may also enter into similar agreements with certain of our officers who are not also directors. The effect of these provisions is to permit indemnification by us for liabilities arising under the Securities Act. We also maintain directors’ and officers’ liability insurance.

Item 16.	Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date

1.1	Form of Underwriting Agreement.	*

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Hologic, Gold Acquisition Corp. and Gen-Probe Incorporated.	8-K	05/01/2012

3.1	Certificate of Incorporation of Hologic.	S-1	01/24/1990

3.2	Certificate of Amendment to Certificate of Incorporation of Hologic.	10-Q	03/30/1996

3.3	Certificate of Amendment to Certificate of Incorporation of Hologic.	10-K	09/24/2005

3.4	Certificate of Amendment to Certificate of Incorporation of Hologic.	8-K	10/22/2007

3.5	Certificate of Amendment to Certificate of Incorporation of Hologic.	8-K	03/11/2008

3.6	Fifth Amended and Restated By-laws of Hologic.	8-K	03/04/2016

4.1	Specimen Certificate for Shares of Hologic’s Common Stock.	8-A	01/31/1990

4.2	Description of Capital Stock (Contained in Hologic’s Certificate of Incorporation, as amended, filed as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 hereto).

4.3	Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	12/10/2007

4.4	Form of Debt Security.	*

4.5	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).	*

4.6	Form of Rights Agreement.	*

4.7	Form of Warrant Agreement.	*

4.8	Form of Purchase Contract.	*

4.9	Form of Unit Agreement.	*

5.1**	Opinion of Brown Rudnick LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.	10-K	11/17/2016

23.1**	Consent of Brown Rudnick LLP (contained in Exhibit 5.1).

23.2**	Consent of Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included on signature page of this registration statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Filed herewith.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on the 17th day of November 2016.

HOLOGIC, INC.

By:	/s/ John M. Griffin
Name:	John M. Griffin
Title:	General Counsel

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN P. MACMILLAN	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 17, 2016
STEPHEN P. MACMILLAN

/S/ ROBERT W. MCMAHON	Chief Financial Officer (Principal Financial Officer)	November 17, 2016
ROBERT W. MCMAHON

/S/ KARLEEN M. OBERTON	Corporate Vice President, Finance and Accounting, Chief Accounting Officer (Principal Accounting Officer)	November 17, 2016
KARLEEN M. OBERTON

/S/ CHRISTOPHER J. COUGHLIN	Director	November 17, 2016
CHRISTOPHER J. COUGHLIN

/S/ SALLY W. CRAWFORD	Director	November 17, 2016
SALLY W. CRAWFORD

/S/ SCOTT T. GARRETT	Director	November 17, 2016
SCOTT T. GARRETT

/S/ NANCY L. LEAMING	Director	November 17, 2016
NANCY L. LEAMING

/S/ LAWRENCE M. LEVY	Director	November 17, 2016
LAWRENCE M. LEVY

/S/ CHRISTIANA STAMOULIS	Director	November 17, 2016
CHRISTIANA STAMOULIS

/S/ ELAINE S. ULLIAN	Director	November 17, 2016
ELAINE S. ULLIAN